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                                                                     EXHIBIT 6.6

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                                 LOAN AGREEMENT


                              EBS BUILDING, L.L.C.

                                       AND

                                   FIRST BANK

                                 MARCH 16, 1998




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







                                TABLE OF CONTENTS

                                                                            PAGE

1.  DEFINITIONS AND RULES OF INTERPRETATION..................................-1-
         1.1.  Definitions...................................................-1-
         1.2.  Rules of Interpretation.......................................-4-

2.  AGREEMENT TO MAKE ADVANCES; LIMITATIONS..................................-5-
         2.1.  Line of Credit................................................-5-
         2.2.  Amount of Advances............................................-5-
         2.3.  Requests for Advances.........................................-5-

3.  THE NOTE; INTEREST; MATURITY AND PREPAYMENT..............................-5-
         3.1.  The Note......................................................-5-
         3.2.  Funds for Payments............................................-5-
         3.3.  Computations..................................................-5-
         3.4.  The Record....................................................-6-
         3.5.  Payments......................................................-6-
         3.6.  Interest on Overdue Amounts...................................-6-
         3.7.  Prepayment....................................................-6-
         3.8.  Alienation....................................................-6-

4.  CONDITIONS TO FIRST ADVANCE AND CLOSING..................................-6-
         4.1.  Loan Documents................................................-6-
         4.2.  Certified Copies of Organization Documents....................-7-
         4.3.  Contracts.....................................................-7-
         4.4.  Deliveries....................................................-7-
         4.5.  Legal Opinions................................................-7-
         4.6.  Fees and Expenses.............................................-7-
         4.7.  Performance; No Default.......................................-8-
         4.8.  Truth of Representations and Warranties.......................-8-
         4.9.  Waiver of Requirements........................................-8-
         4.10.  Certain Events...............................................-8-

5.  CONDITIONS OF SUBSEQUENT ADVANCES........................................-8-
         5.1.  Prior Conditions Satisfied....................................-8-
         5.2.  Performance; No Default.......................................-8-
         5.3.  No Damage.....................................................-8-
         5.4.  Receipt of Documents by the Lender............................-9-

6.  REPRESENTATIONS AND WARRANTIES...........................................-9-
         6.1.  Organization; Authority; Etc..................................-9-
         6.2.  Title to Property............................................-10-
         6.3.  Litigation...................................................-10-
         6.4.  No Materially Adverse Contracts, Etc.........................-10-
         6.5.  Compliance With Other Instruments, Laws, Etc.................-10-

         6.6.  Tax Status...................................................-10-
         6.7.  No Event of Default..........................................-10-
         6.8.  Investment Company Act.......................................-11-
         6.9.  Absence of Financing Statements, Etc.........................-11-
         6.10.  Setoff, Etc.................................................-11-
         6.11.  Manager.....................................................-11-
         6.12.  Condition of Property.......................................-11-
         6.13.  Other Contracts.............................................-11-
         6.14.  Real Property Taxes; Special Assessments....................-11-
         6.15.  Effect of Requests for Advance..............................-11-

7.  AFFIRMATIVE COVENANTS OF THE BORROWER...................................-12-
         7.1.  Punctual Payment.............................................-12-
         7.2.  Maintenance of Office........................................-12-
         7.3.  Records and Accounts.........................................-12-
         7.4.  Financial Statements, Certificates and Information...........-12-
         7.5.  Notices......................................................-12-
         7.6.  Existence; Maintenance of Properties.........................-13-
         7.7.  Insurance....................................................-13-
         7.8.  Taxes........................................................-15-
         7.9.  Inspection of Property, Other Properties and Books...........-15-
         7.10.  Compliance with Laws, Contracts, Licenses, and Permits......-15-
         7.11.  Leases......................................................-16-

8.  NEGATIVE COVENANTS OF THE BORROWER......................................-16-

9.  EVENTS OF DEFAULT AND REMEDIES..........................................-16-
         9.1.  Events of Default............................................-16-
         9.2.  Acceleration.................................................-18-
         9.3.  Other Remedies...............................................-19-
         9.4.  Distribution of Collateral Proceeds..........................-20-
         9.5.  Power of Attorney............................................-20-
         9.6.  Waivers......................................................-20-

10.  MISCELLANEOUS AND GENERAL..............................................-21-
         10.1.  Setoff......................................................-21-
         10.2.  Expenses....................................................-21-
         10.3.  Indemnification.............................................-21-
         10.4.  Rights of Third Parties.....................................-22-
         10.5.  Survival of Covenants, Etc..................................-22-
         10.6.  Participations..............................................-22-
         10.7.  Relationship................................................-22-
         10.8.  Notices.....................................................-22-
         10.9.  Governing Law...............................................-23-
         10.10.  Consent to Jurisdiction; Waivers...........................-24-
         10.11.  Headings...................................................-24-

                                      -ii-

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         10.12.  Counterparts...............................................-24-
         10.13.  Entire Agreement, Etc......................................-24-
         10.14.  Consents, Amendments, Waivers, Etc.........................-25-
         10.15.  Time of the Essence........................................-25-
         10.16.  Severability...............................................-25-
         10.17.  Assignments................................................-25-
         10.18.  Waiver and Release by Borrower.............................-26-
         10.19.  Construction...............................................-26-
         10.20.  Further Assurance..........................................-26-
         10.21.  Binding Effect.............................................-26-
         10.22.  Exhibits...................................................-26-
         10.23.  Termination................................................-26-
         10.24.  Loan Documents.............................................-26-
         10.25.  Leases.....................................................-26-






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



                                CREDIT AGREEMENT

         THIS AGREEMENT made and entered into as of the 16th day of March, 1998, by and between EBS BUILDING, L.L.C., a Delaware limited liability company, with an address at c/o Price Waterhouse LLP (hereinafter referred to as "Borrower") and FIRST BANK, a Missouri banking corporation (hereinafter referred to as "Lender").

         WITNESSETH:

         WHEREAS, the Borrower desires to borrow up to Two Million Dollars ($2,000,000.00), (hereinafter referred to as the "Credit"); and

         WHEREAS, the Lender is willing to lend such sum, or a lesser amount as may be desired by the Borrower, to the Borrower on the basis of the representations, warranties, conditions, and agreements herein set forth,

         NOW, THEREFORE, in consideration of the promises herein contained, other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and each intending to be legally bound hereby, the parties agree as follows:


1.  DEFINITIONS AND RULES OF INTERPRETATION.

         1.1. Definitions. The following terms shall have the meanings set forth in this Section or elsewhere in the provisions of this Agreement or other Loan Documents referred to below:

         Advance. Any disbursement of the proceeds of the Loan made or to be made by the Lender pursuant to the terms of this Agreement.

         Affiliate. With respect to any Person (the "Specified Person") means any Person (1) who directly or indirectly controls, or is controlled by, or is under common control with such Specified Person; (2) who directly or indirectly beneficially owns or controls ten percent (10%) or more of the beneficial ownership (voting stock, general partnership interests, or otherwise) of such Specified Person; (3) ten percent (10%) or more of the beneficial ownership (voting stock, general partnership interests, or otherwise) of whom is owned, directly or indirectly, by the Specified Person; (4) who is an officer, director, partner, member, or trustee of the Specified Person; or (5) in whom the Specified Person is an officer, director, partner, member, or trustee. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, through the ownership of voting securities, partnership interests, membership interests or otherwise, by contract or otherwise.

         Agreement. This Agreement, including any Schedules and Exhibits hereto.

         Assignment of Leases. The Assignment of Leases and Rents, dated or to be dated on or prior to the Closing Date, made by the Borrower in favor of the Lender, pursuant to which the Borrower assigns its right, title and interest as landlord in and to the Leases and the rents, issues and profits of the Property, such Assignment of Leases and Rents to be in form and substance satisfactory to the Lender.

         Business Day. Any day on which Lender is open for the transaction of banking business.

         Closing Date. The first date on which the conditions set forth in
Section 4 have been satisfied.

         Collateral. All of the property, rights and interests of the Borrower that are or are intended to be subject to the security interests, assignments, and mortgage liens created by the Loan Documents, including, without limitation, the Property, and the Personal Property.

         Default. A condition or event which would, with the giving of notice or lapse of time or both, constitute an Event of Default.

         Default Rate.  The default rate of interest set forth in the Note.

         Event of Default.  See Section 9.

         Financial Statements. Those items required pursuant to Section 7.4 hereof.

         Financing Statements. Uniform Commercial Code Form 1 Financing Statement(s) from the Borrower in favor of the Lender giving notice of a security interest in the Collateral, such financing statements to be in form and substance satisfactory to the Lender.

         Indemnity Agreement. The Indemnity Agreement dated or to be dated on or prior to the Closing Date, made by the Borrower in favor of the Lender, pursuant to which the Borrower agrees to indemnify the Lender with respect to Hazardous Materials, Environmental Laws, and Accessibility Laws, such Indemnity Agreement to be in form and substance satisfactory to the Lender.

         Leases. Leases, licenses, and agreements, whether written or oral, relating to the use or occupation of space in the improvements on the Property by Persons other than the Borrower.

         Loan.  The loan which is the subject of this Agreement.

         Loan Amount.  Two Million Dollars ($2,000,000.00).

         Loan Documents. This Agreement, the Note, the Indemnity Agreement, the Mortgage, the Financing Statements, the Assignment of Leases, and all other agreements, documents and instruments now or hereafter evidencing, securing or otherwise relating to the Loan.

         Maturity Date.  March 15, 1999.

         Mortgage. That certain Deed of Trust and Security Agreement (with assignment of leases and rents provision) encumbering the Property, executed and delivered by Borrower in favor of Lender in connection with the Loan.

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

         Obligations.  The obligations of Borrower to:

                  (A) To repay all indebtedness, obligations and liabilities of the Borrower to the Lender, individually or collectively, existing on the date of this Agreement or arising thereafter, including any extensions, amendments, modifications, renewals, refinancings, refundings thereof and substitutions therefor, whether direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement, any of the other Loan Documents, or the Note or other instruments at any time evidencing any thereof, or otherwise.

                  (B) To repay to Lender all amounts advanced by Lender hereunder or otherwise on behalf of Borrower, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagee, or lienors, or for taxes, levies, insurance, rent, repairs to or maintenance or storage of any of the Collateral; and

                  (C) Except as hereinafter specifically provided, to reimburse Lender, on demand, for all of Lender's expenses and costs, including without limitation the reasonable fees and expenses of its counsel, in connection with the enforcement of this Agreement, the preparation of the documents required hereunder, and the closing of the Loan, and including without limitation, any proceeding brought or threatened to enforce payment of any of the obligations referred to in the foregoing paragraphs (A) and (B).

         Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Personal Property. All goods, materials, supplies, inventory, furnishings, fixtures, furniture, machinery, equipment, all other items of tangible personal property, all general intangibles, all drawings, designs, specifications, blue prints, plans, promotional brochures, mailing lists, records, customer lists, all instruments, chattel paper, documents and accounts, and all proceeds, substitutes, replacements, accretions, accessions and products of any of the foregoing now or hereafter owned or acquired by the Borrower, wherever located, and to be used in connection with the ownership, operation, or maintenance of the Property.

         Property. The real property described on Exhibit A, attached hereto and incorporated herein located in the City of St. Louis, Missouri, together with all improvements thereon and appurtenances thereto and more fully described in the Mortgage.

         Record. Any record, including computer records, maintained by any Lender with respect to any Advance pursuant to the Note.

         Survey. An ALTA/ACSM survey of the Property prepared by a registered land surveyor certified to Lender and the Title Company, which survey is to show the same by metes and bounds together with all easements as actually located (referring to same by book and page number of recordation or if the same cannot be located then, indicating the same), set back lines, improvements, walks, alleys, drives, former streets and alleys, if vacated, adjoining public roads, streets, or other thoroughfares, and all appurtenant easements, the proposed location of the buildings, a legal description of the Property and the area of the Property in square feet, dimensions, area, and locations of improvements, ingress and egress to and from the Property; parking area; easements, including all appurtenant easements, the location of adjacent streets, and such additional details as Lender may reasonably request, together with satisfactory evidence that the improvements on the Property do not and will not encroach upon any property line, building set-back line or easement.

         Taking. Any condemnation for public use of, or damage by reason of, the action of any Governmental Authority, or any transfer by private sale in lieu thereof, either temporarily or permanently.

         Title Insurance Company. Chicago Title Insurance company, with a usual place of business at 241 Main Street, Edwardsville, Illinois 62025.

         Title Policy. An ALTA standard form title insurance policy issued by the Title Insurance Company (with such reinsurance or co-insurance as the Lender may require, any such reinsurance to be with direct access endorsements) in an amount not less than the Loan Amount insuring the priority of the Mortgage and that the Borrower holds marketable fee simple title to the Property, subject only to such exceptions as the Lender may approve and which shall not contain exceptions for mechanics liens, persons in occupancy or matters which would be shown by a survey, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Lender in its sole discretion, and shall contain such endorsements and affirmative insurance as the Lender in its discretion may require, including but not limited to (a) a comprehensive endorsement, (b) a variable rate of interest endorsement, (c) a future advance endorsement, and (d) an ALTA form 3.1 zoning endorsement.

         1.2.  Rules of Interpretation.

                  (a) The singular includes the plural and the plural includes the singular.

                  (b) A reference to any law includes any amendment or modification to such law.

                  (c) A reference to any Person includes its permitted successors and permitted assigns.

                  (d) The words "approval" and "approved", as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

2.  AGREEMENT TO MAKE ADVANCES; LIMITATIONS.

         2.1. Line of Credit. The Lender agrees, on the terms and conditions of this Agreement, to make funds available to the Borrower in the aggregate principal amount at any time outstanding up to but not exceeding the Loan Amount. Within such limit, the Borrower may borrow and reborrow at any time and from time to time up to and including March 15, 1999, or the termination of the commitment of the Lender, whichever is earlier.

         2.2. Amount of Advances. Each principal Advance shall be in a minimum amount of One Thousand Dollars ($1,000.00). Each Request for Advance hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 4, in the case of the initial Advance and
Section 5, in the case of all other Advances have been satisfied on the date of such Request for Advance.

         2.3. Requests for Advances. Each request for an advancement of principal shall be in writing, the form of which shall be substantially as shown in Exhibit B, attached hereto and incorporated herein (hereinafter referred to as the "Request for Advance"). The Borrower shall provide the Lender with written verification (substantially in the form as shown in Exhibit C, attached hereto and incorporated herein) of the party or parties other than those specified above who are authorized to endorse the Note or execute a Request for Advance. Such authorization shall remain in full force and effect until written notice of amendment to rescission shall have been received by the Lender.

3.  THE NOTE; INTEREST; MATURITY AND PREPAYMENT.

         3.1. The Note. The Loan shall be evidenced by a promissory note of the Borrower in substantially the form of Exhibit D, attached hereto and incorporated herein (the "Note"), dated as of the Closing Date and completed with appropriate insertions. The Note shall be payable to the order of Lender in a principal amount equal to the Loan Amount.

         3.2.  Funds for Payments.

                  (a) All payments of principal, interest, fees and any other amounts due under the Note or under any of the other Loan Documents shall be made to the Lender, at its office at 11901 Olive Boulevard, St. Louis, Missouri 63141, or at such other location that the Lender may from time to time designate, in each case not later than 2:00 p.m. (St. Louis, Missouri time) on the day when due in immediately available funds in lawful money of the United States.

                  (b) All payments by the Borrower under the Note and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein

         3.3. Computations. Interest on the Note shall be calculated on a daily basis by dividing the annual rate of interest by 360 to obtain the daily interest rate. All interest due hereunder shall be paid for the actual number of days elapsed. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.

         3.4. The Record. The Borrower irrevocably authorizes Lender to make or cause to be made, at or about the time of any Advance or at the time of receipt of any payment of the principal of such Note, an appropriate notation on Lender's Record reflecting the making of such Advance or (as the case may be) the receipt of such payment. The outstanding amount of the Advances set forth on Lender's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to Lender, but the failure to record, or any error in so recording, any such amount on Lender's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Note to make payments of principal of or interest on the Note when due.

         3.5. Payments. The from time to time outstanding principal balance of the Note shall bear prematurity interest at the rate set forth in the Note. Principal and interest shall be repaid as set forth in the Note and interest shall be payable monthly on the 1st day of each month commencing on 1st day of each month thereafter until maturity, whether by acceleration or otherwise.

         3.6. Interest on Overdue Amounts. Overdue principal and (to the extent permitted by applicable law) interest and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest payable on demand at the Default Rate until such amount shall be paid in full (whether before or after judgment).

         3.7. Prepayment. The Borrower shall have the right, at its election, to repay the outstanding amount principal balance of the Loan, as a whole or in part, at any time without penalty or premium. Each such partial prepayment shall be in an integral multiple of One Thousand Dollars ($1,000.00), on the principal repaid to the date of payment.

         3.8. Alienation. It is agreed, and the Mortgage and the Note shall so provide, except as permitted hereunder, that all indebtedness evidenced by the Note shall at the option of the holder of the Note become forthwith due and payable upon any assignment, sale, voluntary encumbrance, or other attempted alienation of the Property.

4. CONDITIONS TO FIRST ADVANCE AND CLOSING. The obligation of the Lender to make the initial Advance hereunder and to close shall be subject to the satisfaction of the following conditions precedent:

         4.1. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Lender. Lender shall have received a fully executed copy of each such document.

         4.2. Certified Copies of Organization Documents. The Lender shall have received certified copies of (i) the Articles of Organization and all amendments thereto of Borrower certified by the Secretary of the State of Delaware; (ii) the Member's Agreement of Borrower and all amendments thereto of Borrower; (iii) certified copies of any required consent of Borrower's members; (iv) a certified order designating Price Waterhouse LLP as manager of

Borrower; and (v) a certificate of good standing of Borrower under the laws of the States of Delaware and Missouri.

         4.3. Contracts. The Borrower shall have delivered to the Lender correct and complete photocopies of all requested contracts relating to the Property and the Personal Property.

         4.4. Deliveries. The following items or documents shall have been delivered to the Lender by the Borrower and shall be in form and substance satisfactory to the Lender:

                  4.4.1. Title Policy. The Title Policy, together with proof of payment of all fees and premiums for such policy and true and accurate copies of all documents listed as exceptions under such policy.

                  4.4.2. Insurance. Duplicate originals or certified copies of all policies of insurance required by the Mortgage to be obtained and maintained by the Borrower and certificates of insurance evidencing the insurance required by Section 7.7 to be obtained and maintained by the Borrower.

                  4.4.3. Survey. A Survey of the Property (and any existing improvements thereon).


                  4.4.4. Taxes. Evidence of payment of all real estate taxes and municipal charges on the Property (and any existing improvements thereon) which were due and payable prior to the Closing Date.

                  4.4.5. Financial Statements. Financial Statements as required pursuant to Section 7.4 hereof.

                  4.4.6. Flood Plain. Evidence satisfactory to Lender the Property is not in a federally designated flood plain zone or, in lieu thereof, a federally subsidized policy of flood insurance naming Lender as mortgagee.

         4.5. Legal Opinions. The Lender shall have received favorable opinions in form and substance satisfactory to the Lender, addressed to the Lender and dated as of the Closing Date, from Borrower's counsel relating to such matters as the Lender shall reasonably request.

         4.6. Fees and Expenses. The Borrower shall have paid to Lender:

                  4.6.1. Attorneys' Fees. Lender's attorneys' fees and expenses; and

                  4.6.2. Other Fees. All other fees and expenses of Lender incurred in connection with the Loan.


         4.7. Performance; No Default. The Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the date of the initial Advance, and on the date of the initial Advance, there shall exist no Default or

Event of Default.

         4.8. Truth of Representations and Warranties. The representations and warranties made by the Borrower in the Loan Documents or otherwise made by or on behalf of the Borrower in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the date of the initial Advance.

         4.9. Waiver of Requirements. Lender in its sole and absolute discretion, may temporarily waive the requirements to deliver one or more of the items or documents required in this Section 4 with respect to one or more Advances under the Loan, however, at the sole and absolute discretion of Lender, such items or documents must be delivered to Lender prior to any further Advances of the Loan unless Lender otherwise agrees in writing.

         4.10. Certain Events. At the time of the initial Advance:

                  4.10.1. No Default. No Default or Event of Default shall have occurred and be continuing;

                  4.10.2. Adverse Change. No material adverse change shall have occurred in the financial condition of Borrower since the submission of Financial Statements of Borrower on or about the date of this Agreement; and

                  4.10.3. Loan Documents. All of the Loan Documents shall be in full force and effect.

5. CONDITIONS OF SUBSEQUENT ADVANCES. The obligation of the Lender to make any Advance after the initial Advance shall be subject to the satisfaction of the following conditions precedent:

         5.1. Prior Conditions Satisfied. All conditions precedent to the initial Advance and any prior Advance shall continue to be satisfied as of the date of such subsequent Advance.

         5.2. Performance; No Default. The Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the date of such Advance, and on the date of such Advance there shall exist no Default or Event of Default.

         5.3. No Damage. The Improvements shall not have been injured or damaged by fire, explosion, accident, flood or other casualty, unless the Lender shall have received insurance proceeds sufficient in the reasonable judgment of Lender to effect the satisfactory restoration of the Improvements and to permit the completion thereof on or prior to the Completion Date.

         5.4. Receipt of Documents by the Lender. The Lender shall have received the following items or documents which shall be in form and substance satisfactory to the Lender:

                  5.4.1. Request for Advance. A Request for Advance complying with the requirements hereof, including those set forth in Section 4 hereof;

                  5.4.2. Endorsement to Title Policy. If any of the Loan proceeds are expended for improvement of the Property or for any other expenditure which could give rise to a lien against the Property, a "date down" endorsement to the Title Policy indicating no change in the state of title and containing no survey exceptions not approved by the Lender, which endorsement shall, expressly or by virtue of a proper "pending disbursements" clause or endorsement in the Title Policy, increase the coverage of the Title Policy to the aggregate amount of all proceeds of the Loan advanced on or before the effective date of such endorsement;

6. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lender as follows:

         6.1.  Organization; Authority; Etc.

                  6.1.1.  Organization; Good Standing.

                           (i) Borrower is and shall continue to be a limited liability company organized and validly existing under the laws of the State of Delaware and authorized to do business in the State of Missouri; and Borrower has and shall continue to have the lawful power to own its properties and to engage in the business it conducts;

                           (ii) Each of the Borrower and the manager of Borrower
         (a) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (b) is in good standing as a foreign entity and is duly authorized to do business in the jurisdiction where the Property is located and in each other jurisdiction where such qualification is necessary except where a failure to be so qualified in such other jurisdiction would not have a materially adverse effect on its business, assets or financial condition.

                  6.1.2. Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, and (iv) do not conflict with any provision of the articles of organization or members agreement of, or any agreement or other instrument binding upon, such Person, and (v) do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and the filing of the Mortgage, the Assignment of Leases and the Financing Statements in the appropriate public records with respect thereto.

         6.2. Title to Property. The Borrower holds good clear record and marketable fee simple absolute title to the Property, and owns the Personal Property, subject to no rights of others, including any mortgages, leases, conditional sale agreements, title retention agreements, liens or other encumbrances except for current leases already provided to Lender.

         6.3. Litigation. There are no actions, suits, proceedings or investigations of any kind pending or, to the best of Borrower's knowledge, threatened against the Borrower before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, adversely affect the properties, assets, financial condition or business of such Person or materially impair the right of such Person to carry on business substantially as now conducted by it, or result in any liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto, or any lien or security interest created or intended to be created pursuant hereto or thereto, or which will adversely affect the ability of the Borrower to construct, use and occupy the Property or to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents.

         6.4. No Materially Adverse Contracts, Etc. Borrower is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a material adverse effect on the business, assets or financial condition of the Borrower. Borrower is not a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any material adverse affect on the business of the Borrower.

         6.5. Compliance With Other Instruments, Laws, Etc. Borrower is not in violation of any provision of its organizational documents, by-laws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of penalties or adversely affect the financial condition, properties or business of the Borrower.

         6.6. Tax Status. The Borrower (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject and (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings.

         6.7. No Event of Default. No Default or Event of Default has occurred and is continuing.

         6.8. Investment Company Act. Borrower is not an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

         6.9. Absence of Financing Statements, Etc. There is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, (a) any Collateral or (b) any other assets or property of the Borrower or any rights relating thereto.

         6.10. Setoff, Etc. The Collateral and the rights of the Lender with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand.

         6.11. Manager. Price Waterhouse LLP is the only manager of the Borrower.

         6.12. Condition of Property. Neither the Property nor any part thereof is now damaged or injured as result of any fire, explosion, accident, flood or other casualty or has been the subject of any Taking, and to the knowledge of the Borrower, no Taking is pending or contemplated.

         6.13. Other Contracts. Other than improvements in the ordinary course of business or the engagement agreement with Price Waterhouse LLP or the Management Agreement with Insignia Management Group, the Borrower has made no contract or arrangement of any kind or type whatsoever (whether oral or written, formal or informal), the performance of which by the other party thereto could give rise to a lien or encumbrance on the Property.

         6.14. Real Property Taxes; Special Assessments. There are no unpaid or outstanding real estate or other taxes or assessments on or against the Property or any part thereof which are payable by the Borrower (except only real estate taxes not yet due and payable). The Borrower has delivered to the Lender true and correct copies of real estate tax bills for the Property for the past fiscal tax year. No abatement proceedings are pending with reference to any real estate taxes assessed against the Property. There are no betterment assessments or other special assessments presently pending with respect to any part of the Property, and the Borrower has received no notice of any such special assessment being contemplated.

         6.15. Effect of Requests for Advance. Each Request for Funds submitted to the Lender shall constitute an affirmation that the representations and warranties contained in Section 6 of this Agreement and in the other Loan Documents remain true and correct as of the date thereof (except to the extent of changes resulting from transactions contemplated or permitted by the Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not adverse); and, unless the Lender is notified to the contrary, in writing, prior to the date of the requested Advance or any portion thereof, shall constitute an affirmation that the same remain true and correct on the date of such Advance.

7. AFFIRMATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as any Obligations are outstanding:

         7.1. Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loan and all other amounts provided for in the Note, this Agreement and the other Loan Documents to which the Borrower is a party, all in accordance with the terms of the Note, this Agreement and such other Loan Documents.

         7.2. Maintenance of Office. The Borrower will maintain its chief executive office at the primary place of business of Manager, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Lender, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

         7.3. Records and Accounts. The Borrower will (a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties, contingencies, and other reserves.

         7.4. Financial Statements, Certificates and Information. The Borrower will deliver or cause to be delivered to the Lender:

                  7.4.1. As soon as practicable, but in any event not later than one hundred and twenty (120) days after the end of each fiscal year of the Property, the operating statement for the Property at the end of such year, and the related statement of income for such year, each setting forth in comparative form the figures for the previous year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles;

                  7.4.2. As soon as practicable, but in any event not later than sixty (60) days after the end of each of the first three (3) fiscal quarters of the Property for any fiscal year, the operating statement for the Property at the end of such quarter, and the related statement of income for such quarter, each setting forth in comparative form the figures for the previous quarter and all such statements to be in reasonable detail;

                  7.4.3. From time to time such other financial data and information as the Lender may reasonably request.

         7.5.  Notices.

                  7.5.1. Notification of Claims Against Collateral. The Borrower will, immediately upon becoming aware thereof, notify the Lender in writing of any setoff, claims, withholdings or other defenses to which any of the Collateral, or the rights of the Lender with respect to the Collateral, are subject.

                  7.5.2. Notice of Litigation and Judgments. The Borrower will give notice to the Lender in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Property or affecting the Borrower or to which the Borrower is or is to become a party involving an uninsured claim against the Borrower that could reasonably be expected to have a material adverse effect on the Borrower and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Lender, in writing, in form and detail satisfactory to the Lender, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower in an amount in excess of Fifty Thousand Dollars ($50,000.00).

                  7.5.3. Notice of Occupancy of Tenants. The Borrower will give written notice to the Lender at least ten (10) days prior to the commencement of, and again on the date of, occupancy of the improvements on the Property by any new tenant under a Lease, stating the name of the tenant, the date of occupancy, and the area so occupied.

         7.6. Existence; Maintenance of Properties. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Delaware limited liability company authorized to do business in the Sate of Missouri. The Borrower will do or cause to be done all things reasonably necessary to preserve and keep in full force all of its rights and franchises. The Borrower (a) will cause all of its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will continue to engage primarily in the businesses now conducted by it and in related businesses.

         7.7.  Insurance.

                  7.7.1. Borrower's Insurance. The Borrower will obtain and maintain insurance with respect to the Property as required by the Mortgage including but not limited to:

                           (1) hazard insurance, covering such hazards as Lender may reasonably require, including without limitation, fire, earthquake, and tornado insurance, together with an ordinance or law coverage endorsement (form CP 04 05 or its equivalent), and insurance for vandalism and malicious mischief with respect to the Property with such insurance companies and in an amount not less than the greater of: (a) the "full insurable value" of the Property or (b) such other amounts as may from time to time be required by Lender, with no co-insurance clauses in the policies of insurance unless Lender shall consent thereto in writing. The "full insurable value" shall mean the actual replacement (excluding foundation and excavation costs and costs of underground flues, pipes, drains, and all uninsurable items) after deduction for physical depreciation and shall be determined from time to time at the request of Lender, not more frequently than once every five (5) years by an architect, contractor or appraisal company, or one of the insurers, and in any case, selected by and paid for by Borrower and approved by the Lender;

                           (2) comprehensive general liability and property damage with bodily injury coverage with broad form coverage or with broad form coverage endorsement with such companies and in such amounts as Lender may reasonably require;

                           (3) business interruption or rent loss insurance in an amount of not less than a sum equal to twelve (12) months rental or other income from all Leases or other uses, together with an ordinance or law - increased period of restoration endorsement (form CP 15 31 or its equivalent);

                           (4) in the event any part of the Property is located in a flood plain, flood insurance in an amount reasonably acceptable to Lender;

                           (5) during the period of any construction, a Contractor's All Risk Policy form, for the full insurable value of the Property; and

                           (6) such other insurance from time to time reasonably required by Lender, all with such coverages, in such forms and with such insurers as may be required by Lender.

         All insurance policies shall not be cancelable or modifiable without at least thirty (30) days' written notice to Lender. All property insurance shall include the standard non-contributory mortgagee's clause or its equivalent in favor of Lender naming Lender as mortgagee with loss payable to Lender as such mortgagee. All other policies shall name Lender as an additional named insured.

         Borrower will deliver to Lender such policies marked "PAID", and new policies as replacement for any existing policies at least thirty (30) days before the date of expiration. Borrower shall pay or cause to be paid, as and when due, all premiums for all insurance policies.

         Borrower hereby agrees that, in the event Borrower fails to pay or cause to be paid the premium on any such insurance when due, Lender may do so and be reimbursed by Borrower therefor together with interest at the Default Rate. All amounts recoverable under any such policies are hereby assigned to Lender. Borrower shall keep all such policies of insurance constantly assigned, pledged, and delivered to Lender for further securing the Obligations. In the event of a loss, each insurance company is authorized and directed to make payment for such loss directly to Lender, and Lender is authorized to adjust and compromise such loss proceeds without the consent of Borrower and to collect, receive, and receipt for such proceeds in the name of Borrower and Lender, and to endorse Borrower's name upon any check in payment of loss; provided, however, that prior to the occurrence of a Default or Event of Default hereunder Borrower shall be entitled to participate in all negotiations and settlement conferences regarding the same and shall have the right to approve the amount of all such settlements or compromises, which approval shall not be unreasonably withheld or delayed. This power shall be coupled with an interest and shall be irrevocable. All insurance proceeds shall be applied by Lender in accordance with the provisions of the Mortgage or if none, shall be applied to the Obligations whether or not the same are then due and payable. The Borrower will maintain with respect to its other properties and business insurance with financially sound and reputable insurers against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.

         7.8.  Taxes.

                  7.8.1. The Borrower will pay all taxes, assessments and other governmental charges imposed upon it with respect to the Property or imposed upon the Property at the time and in the manner required by the Mortgage. The Borrower will promptly pay and discharge (by bonding or otherwise) all claims for labor, material or supplies that if unpaid might by law become a lien or charge against the Property or any part thereof or might affect the priority of the lien created by the Mortgage.

                  7.8.2. The Borrower will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its other real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim with respect to properties other than the Property need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

         7.9.  Inspection of Property, Other Properties and Books.

                  7.9.1. The Borrower shall permit the Lender to visit and inspect the Property and will cooperate with the Lender during such inspections.

                  7.9.2. The Borrower shall permit the Lender to examine the books of account of the Borrower (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Lender may reasonably request.

         7.10. Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will comply with, (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) the provisions of its organizational documents, and other charter documents and by-laws, (c) all agreements and instruments by which it or any of its properties may be bound, including, in the case of the Borrower all restrictions, covenants and easements affecting the Property, (d) all applicable decrees, orders and judgments, and
(e) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties.

         7.11. Leases. The Borrower will take or cause to be taken all steps within the power of the Borrower to market and lease the leasable area of the Property.

8. NEGATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as any Obligation is outstanding, the Borrower will not create or allow to be created or to exist any easement, right of way, restriction, covenant, condition, license or other right in favor of any Person which affects or might affect title to the Property or the use and occupancy of the Property or any part thereof without (i) submitting to the Lender the proposed instrument creating such easement, right of way, covenant, condition, license or other right, accompanied by a survey showing the exact proposed location thereof and such other information as the Lender may reasonably request, and (ii) obtaining the prior approval of the Lender.

9.  EVENTS OF DEFAULT AND REMEDIES.

         9.1. Events of Default. The term "Event of Default" as used herein, shall mean the occurrence of any of the following events:

                  9.1.1. The failure of Borrower to pay the Obligations, or any part thereof, as said Obligations become due in accordance with the terms of the Note or of any other notes, instruments, documents or agreements now or hereafter evidencing, securing, or related to the Obligations, which failure shall continue for ten (10) days after the giving of written notice that such amount is due by Lender or when accelerated pursuant to any provision thereof or of the Mortgage; or

                  9.1.2. The failure by Borrower, or any other party thereto, to punctually and fully perform and observe each term, covenant, agreement, or condition contained herein or in the Note, the Mortgage, the Loan Documents or in any other notes, instruments, or agreements now or hereafter evidencing, securing, or related to the Obligations if such failure shall continue for more than thirty (30) days after the giving of written notice thereof by Lender or, if such failure is incapable of being cured within said thirty (30) day period, Borrower fails to commence to cure said failure within said thirty (30) day period or fails to diligently prosecute said cure; or

                  9.1.3. Subject to all applicable cure periods, the default by Borrower under any other notes, agreements, mortgages, deeds of trust, security agreements, or any other obligations of such parties to Lender, whether or not secured by the Collateral; or

                  9.1.4. Any failure by the Borrower to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received, or any failure to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; or

                  9.1.5. A sale, transfer, conveyance, lease (other than Leases to tenants in the ordinary course of business), contract for deed, or other disposition of all or any part of the Collateral or any interest therein, including a sale, transfer, conveyance, lease, contract for deed, or other disposition occasioned by an assignment for the benefit of creditors, appointment of a receiver, adjudication as a bankrupt, or the filing or instituting of bankruptcy proceedings by or against Borrower, without prior written notice to Lender and without Lender's prior written consent, which consent shall be at Lender's sole option and shall be upon such terms and conditions as Lender shall, at its sole option, elect; or

                  9.1.6. Title to the Collateral is or becomes unsatisfactory to the Lender by reason of any lien not approved or permitted by Lender, charge, encumbrance, title condition or exception (including without limitation, any mechanic's, materialman's or similar statutory or common law lien or notice thereof), and such matter causing title to be or become unsatisfactory is not cured or removed (including by bonding) within twenty (20) days after notice thereof from the Lender to the Borrower; or

                  9.1.7. Borrower shall place or allow the placement of a mortgage or deed of trust or other lien or encumbrance upon all or any portion of the Collateral; or

                  9.1.8. Any party other than Borrower shall assume or enter or undertake the performance of the obligations of Borrower under the Note, the Mortgage, or under any of the other Loan Documents; or

                  9.1.9. The occurrence of any act or omission which would authorize or permit the holder or owner of an indebtedness or obligation secured by any superior lien against any of the Collateral to foreclose the superior lien; or

                  9.1.10. Any representation or warranty made or deemed to be made by or on behalf of the Borrower in this Agreement or in any of the other Loan Documents, or in any report, certificate, financial statement, Request for Advance, document or other instrument delivered pursuant to or in connection with this Agreement, any Advance or any of the other Loan Documents, shall prove to have been false or incorrect in any material respect upon the date when made or deemed to be made or repeated; or

                  9.1.11. Any dissolution, termination, partial or complete liquidation, merger or consolidation of the Borrower, or any sale, transfer or other disposition of all or substantially all of the assets of the Borrower, other than as permitted under the terms of this Agreement; or

                  9.1.12. Any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior approval of the Lender, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower which is a party thereto or any of their respective stockholders, partners or beneficiaries, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

                  9.1.13. Any suit or proceeding shall be filed against the Borrower or the Property which, if determined, would have a materially adverse affect on the ability of the Borrower to perform each and every one of their respective obligations under and by virtue of the Loan Documents; or

                  9.1.14. Any uninsured final judgment in excess of Fifty Thousand Dollars ($50,000.00) shall be entered against the Borrower and shall remain undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive; or

                  9.1.15. The Borrower shall: (1) become insolvent, (2) file a voluntary petition in bankruptcy under Title 11 of the United States Code, or an order for relief shall be issued against the Borrower in any involuntary petition in bankruptcy under Title 11 of the United States Code, or the Borrower shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief of debtors, or the Borrower shall seek or consent to or acquiesce in the appointment of any custodian, trustee, receiver, conservator or liquidator of the Borrower, respectively, or of all or any substantial part of its respective property, or the Borrower shall make an assignment for the benefit of creditors, or the Borrower shall fail generally to pay its debts as such debts become due, or the Borrower shall give notice to any governmental authority or body of insolvency or pending insolvency or suspension of operations; or

                  9.1.16. A court of competent jurisdiction shall enter any order, judgment or decree approving a petition filed against the Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors, or appointing any custodian, trustee, receiver, conservator or liquidator of all or any substantial part of its property and the same is not dismissed within sixty
(60) days after the institution thereof; or

                  9.1.17. If the Collateral is seized under any writ or process of court or by any trustee or receiver; or

                  9.1.18. The Borrower shall be indicted for a federal crime, a punishment for which could include the forfeiture of any of its assets; or

                  9.1.19. Any "Event of Default", as defined in any of the other Loan Documents, shall occur; or

         9.2. Acceleration. If any one or more of the Events of Default shall occur, the Lender may, by notice to the Borrower, declare all unpaid principal of and accrued interest on the Note, together with all other amounts owing under the Loan Documents, to be immediately due and payable, whereupon same shall become and be immediately due and payable, anything in the Loan Documents to the contrary notwithstanding, and without presentment, protest, demand or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that if any one or more of the Events of Default specified in Section
9.1.15 or Section 9.1.16 shall occur with respect to the Borrower and all unpaid principal of and accrued interest on the Note, together with all other amounts owing under the Loan Documents, automatically shall become and be immediately so due and payable, without any declaration or other act on the part of the Lender.

         9.3. Other Remedies. If any one or more of the Events of Default shall have occurred, and whether or not the Lender shall have accelerated the maturity of the Loan pursuant to Section 9.2, the Lender, if owed any amount with respect to the Loan may proceed to protect and enforce its rights and remedies under this Agreement, the Note or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced. Without limiting the generality of the foregoing, Lender may immediately, without demand of performance and without other notice (except as specifically required by this Agreement or the Loan Documents) or demand whatsoever to Borrower, all of which are hereby expressly waived, sell at public or private sale or otherwise realize upon, the whole or, from time to time, any part of the Collateral, or any interest which Borrower may have therein. Any remainder of the proceeds after satisfaction in full of the Obligations shall be distributed as required by applicable Laws. Notice of any sale or other disposition of any of the Collateral consisting of personal property shall be given to Borrower at least ten (10) days before the time of any intended public sale or of the time after which any intended private sale or other disposition of the Collateral is to be made, which Borrower hereby agrees shall be reasonable notice of such sale or other disposition. Borrower agrees to assemble, or to cause to be assembled, at its own expense, the Collateral at such place or places as Lender shall designate. At any such sale or other disposition, Lender may, to the extent permissible under applicable laws, purchase the whole or any part of the Collateral, free from any right of redemption on the part of Borrower, which right is hereby waived and released. With respect to the exercise of Lender's right to nonjudicial foreclosure sale of the Property pursuant to the terms of the Mortgage, Lender shall be governed by the terms and conditions of the Mortgage and other applicable law of Missouri regarding real estate foreclosures. Without limiting the generality of any of the rights and remedies conferred upon Lender under this Section, Lender may, at Lender's sole option, to the full extent permitted by applicable Laws:

                  9.3.1. Enter upon the premises of Borrower, exclude Borrower therefrom, and take immediate possession of the Collateral, either personally or by means of a receiver appointed ex parte by a court of competent jurisdiction, using all necessary force to do so;

                  9.3.2. Use, operate, manage, and control the Collateral in any lawful manner;

                  9.3.3. Collect and receive all rents, income, revenue, earnings, issues and profits therefrom; and

                  9.3.4. Maintain, repair, renovate, complete, alter, or remove the Collateral as Lender may determine in its discretion.

         No remedy conferred upon the Lender or the holder of any Note in this Agreement or in any of the other Loan Documents is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         9.4. Distribution of Collateral Proceeds. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Lender receives any monies in connection with the enforcement of any the Loan Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                  9.4.1. First, to the payment of or the reimbursement to Lender for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Lender in connection with the collection of such monies by the Lender, for the exercise, protection or enforcement by the Lender of all or any of the rights, remedies, powers and privileges of the Lender under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Lender against any taxes or liens which by law shall have, or may have, priority over the rights of the Lender to such monies;

                  9.4.2. Second, to all other Obligations in such manner and order or preference as the Lender may determine in Lender's sole discretion;

                  9.4.3. Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lender of all of the Obligations, to the payment of any obligations required to be paid pursuant to ' 9-504(1)(c) of the Uniform Commercial Code of the State of Missouri; and

                  9.4.4. Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

         9.5. Power of Attorney. For the purposes of carrying out the provisions and exercising the rights, remedies, powers and privileges granted by or referred to in this Section 9, the Borrower hereby irrevocably constitutes and appoints the Lender its true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and do and perform any acts which are referred to in this Section 9, in the name and on behalf of the Borrower. The power vested in such attorney-in-fact is, and shall be deemed to be, coupled with an interest and irrevocable.

         9.6. Waivers. The Borrower hereby waives to the extent not prohibited by applicable law (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof or of any of the other Loan Documents), protests and notices of dishonor, (b) any requirement of diligence or promptness on the part of the Lender in the enforcement of its rights (but not fulfillment of its obligations) under the provisions of this Agreement or any of the other Loan Documents, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law and any defense of any kind which the Borrower may now or hereafter have with respect to its liability under this Agreement or under any of the other Loan Documents.

10.  MISCELLANEOUS AND GENERAL.

         10.1. Setoff. Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of Lender where such deposits are held) or other sums credited by or due from Lender to the Borrower and any securities or other property of the Borrower in the possession of Lender may be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to the Lender.

         10.2. Expenses. The Borrower agrees to pay (a) any taxes (including any interest and penalties in respect thereto) payable by the Lender (other than taxes based upon the Lender's net income), including any recording, mortgage or intangibles taxes in connection with the Mortgage, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any taxes payable by the Lender after the Closing Date (the Borrower hereby agreeing to indemnify the Lender with respect thereto), (b) all title insurance premiums,
(c) the reasonable fees, expenses and disbursements of the Lender's counsel or any local counsel to the Lender incurred in connection the making of the Loan and the preparation, review, administration or interpretation of the Loan Documents and other instruments mentioned herein, and amendments, modifications, extensions, approvals, consents or waivers hereto or hereunder, (d) the fees, expenses and disbursements of the Lender incurred by the Lender in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein (e) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs and including reasonable attorneys' fees for representation in proceedings under the Bankruptcy Code) and other reasonable professional fees and costs incurred by Lender in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding, or dispute whether arising hereunder or otherwise, in any way related to the Lender's relationship with the Borrower, and (f) all reasonable fees, expenses and disbursements of the Lender incurred in connection with UCC searches, UCC filings, title rundowns, title searches, or mortgage recordings. The covenants of this Section 10.2 shall survive payment or satisfaction of payment of all amounts owing with respect to the Note.

         10.3. Indemnification. Except as specifically limited in the Indemnity Agreement, the Borrower agrees to indemnify, defend, and hold Lender harmless from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Lender shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. The obligations of the Borrower under this Section 10.3 shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such claim, action or suit exists. If, and to the extent that the obligations of the Borrower under this Section 10.3 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

         10.4. Rights of Third Parties. All conditions to the performance of the obligations of the Lender under this Agreement are imposed solely and exclusively for the benefit of the Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the Lender at any time if in their sole discretion it deems it desirable to do so. No third party shall have any right whatsoever hereunder to compel compliance with any provision hereof, whether at law or in equity.

         10.5. Survival of Covenants, Etc. All covenants, agreements, representations and warranties made herein, in the Note, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower pursuant hereto and thereto shall be deemed to have been relied upon by the Lender, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lender of the Loan, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Note or any of the other Loan Documents remain outstanding. All statements contained in any certificate or other paper delivered to any Lender or the Lender at any time by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.

         10.6. Participations. Lender may sell participations to one or more banks or other entities in all or a portion of Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that in addition to disclosures made in accordance with standard banking practices any Lender may disclose information obtained by Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.

         10.7. Relationship. The relationship between the Lender and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

         10.8. Notices. Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this Section
10.8 referred to as "Notice") must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or by facsimile transmission or telegraph and addressed as follows:

                  (A)      If to Borrower:  EBS Building, L.L.C.
                                            c/o Price Waterhouse LLP
                                            Keith F. Cooper
                                            800 Market Street
                                            St. Louis, Missouri 63101
                                            Fax Number: 314-206-8459

                           with a copy to:  George E. Murray III, Esq.
                                            Bryan Cave LLP
                                            1 Metropolitan Square, Suite 3600
                                            St. Louis, Missouri 63102
                                            Fax Number: 314-259-2020

                  (B)      If to Lender:    First Bank
                                            11901 Olive Boulevard
                                            St. Louis, Missouri 63141
                                            Fax Number: 314-821-2083
                                            Attn:  Russell L. Whites

                           with a copy to:  Robert C. Graham III
                                            Armstrong, Teasdale, Schlafly,
                                            & Davis
                                            One Metropolitan Square
                                            Suite 2600
                                            St. Louis, Missouri 63102
                                            Fax Number: (314) 621-5065


Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or by facsimile transmission or telegraph or upon being deposited in the United States Mail as aforesaid. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered, sent by overnight courier,or sent by facsimile transmission or telegraph, or if so deposited in the United States Mail, the earlier of three
(3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no Notice was given shall be deemed to be receipt of the Notice sent. By giving at least thirty (30) days prior Notice thereof, the Borrower, the Lender shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

         10.9. Governing Law. This Agreement and each of the other Loan Documents, except as otherwise specifically provided therein, are contracts under the laws of the State of Missouri and shall for all purposes be construed in accordance with and governed by the laws of said State (excluding the laws applicable to conflicts or choice of law).

         10.10. Consent to Jurisdiction; Waivers. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF MISSOURI OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND (B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO OBJECT TO JURISDICTION WITHIN THE STATE OF MISSOURI OR VENUE IN ANY PARTICULAR FORUM WITHIN THE STATE OF MISSOURI, AND (II) TO THE RIGHT, IF ANY, TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN ACTUAL DAMAGES. THE BORROWER AGREES THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY

CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED DIRECTED TO THE BORROWER AT THE ADDRESS SET FORTH IN SECTION ABOVE, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL BE SO MAILED. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT THE LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST ANY COLLATERAL AND AGAINST THE BORROWER, AND AGAINST ANY PROPERTY OF THE BORROWER, IN ANY OTHER STATE. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE STATE OF MISSOURI SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF THE BORROWER, THE LENDER HEREUNDER OR THE SUBMISSION HEREIN BY THE BORROWER TO PERSONAL JURISDICTION WITHIN THE STATE OF MISSOURI.

         10.11. Headings. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

         10.12. Counterparts. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

         10.13. Entire Agreement, Etc. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 10.14.

         The following is added pursuant to Section 432.045 R.S.Mo.; as used below "borrower(s)" shall mean Borrower and "creditor" shall mean Lender:

         ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

         10.14. Consents, Amendments, Waivers, Etc. Except as otherwise expressly set forth in any particular provision of this Agreement, any consent or approval required or permitted by this Agreement to be given by the Lender may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Lender. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances. All rights and remedies of Lender are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

         10.15. Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower under this Agreement and the other Loan Documents.

         10.16. Severability. The provisions of this Agreement are severable, and if any term, covenant or condition of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term, covenant, or condition to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each term, covenant, and condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         10.17. Assignments. Borrower may not assign its rights under this Agreement. Lender may transfer, assign, negotiate, pledge, sell, grant participations or otherwise hypothecate all or any portion of this Agreement, and/or the Loan contemplated herein, and any of its rights and security hereunder to additional parties (the "Additional Parties"). Within fifteen (15) days after receipt of written request from Lender specifically referring to this paragraph and indicating that a response must be received within such fifteen
(15) day period, Borrower shall furnish to Lender a statement certifying the terms and conditions of the Loan. Borrower's failure to effectively respond to such request shall be conclusively construed as Borrower's consent and approval of the terms set forth therein, and Lender and all Additional Parties shall be entitled to rely conclusively upon such consent and approval. Borrower consents to the review of any loan documents, financial statements and other documents and information of Borrower for the purpose of evaluation and analysis of Borrower and the Property by such Additional Parties.

         10.18. Waiver and Release by Borrower. To the maximum extent permitted by applicable Laws, Borrower:

                  10.18.1. Waives: (1) protest of all commercial paper at any time held by Lender on which Borrower is any way liable; and (2) notice and opportunity to be heard, after acceleration in the manner provided in Section 9 before exercise by Lender of the remedies of self-help, set-off, or of other summary procedures permitted by any applicable Laws or by any agreement with Borrower and, except where required hereby or by any applicable Laws, notice of any other action taken by Lender; and

                  10.18.2. Releases Lender and its officers, attorneys, agents and employees from all claims for loss or damage caused by any act or omission on the part of any of them except willful misconduct or gross negligence.

         10.19. Construction. The provisions of this Agreement shall be in addition to those of the Note, the Loan Documents, and each and every other document delivered pursuant hereto, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent Lender from enforcing the Loan Documents in accordance with their respective terms.

         10.20. Further Assurance. From time to time, Borrower will execute and deliver to Lender such additional documents and will provide such additional information as Lender may reasonably require to carry out the terms of this Agreement and be informed of Borrower's status and affairs.

         10.21. Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon the respective successors and permitted assigns of the parties hereto.

         10.22. Exhibits. All exhibits hereto have been fully examined and approved by Borrower.

         10.23. Termination. This Agreement shall continue until all of the Obligations have been paid in full free of any claims of preference, disgorgement, or other contest.

         10.24. Loan Documents. All of the terms and conditions of the Note and other Loan Documents are incorporated herein by reference and made a part hereof as if fully set out at length herein and shall survive the closing of the Loan except that where such terms and conditions conflict with the terms and conditions herein, the terms and conditions of this Agreement will control.

         10.25. Leases. Rights acquired by any tenant pursuant to any lease of the Property to be executed after the closing of the Loan, shall, at Lender's option, be either superior or subordinate to the lien of the Mortgage and all leases of the Property shall so provide.



         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                       EBS BUILDING, L.L.C.

                                        By:  Price Waterhouse LLP


                                           By: /s/ Keith F. Cooper
                                               ---------------------------
                                               Keith F. Cooper, Partner

                                       FIRST BANK


                                           By: /s/ Russell L. Whites
                                               ---------------------------------
                                               Russell L. Whites, Vice President

                                    EXHIBIT B

                               REQUEST FOR ADVANCE


-----------------, -------------
First Bank
11901 Olive Boulevard
St. Louis, Missouri 63141


Gentlemen:

         This is to verify that a request for an advance of __________________________ Dollars ($_________________) under EBS Building,
L.L.C.'s Promissory Note dated ________________________, arising out of that certain Loan Agreement dated ________________________, was made via the telephone on _______________________. The individual making the request was _____________________________. The individual receiving the request was
_________________________________.

         The undersigned hereby certifies that no Event of Default, as specified in the Loan Agreement, has occurred nor do any conditions exist which have not been remedied which, with the giving of notice or lapse of time, would constitute an Event of Default hereunder.

                                   Sincerely,

                                   EBS BUILDING, L.L.C.



                                   By_________________________________

                                    EXHIBIT C

                                     [DATE]

-----------------, -------------
First Bank
11901 Olive Boulevard
St. Louis, Missouri 63141

Gentlemen:

         With reference to the Loan Agreement dated ______________, any of the following persons are authorized to submit requests for advances of funds or execute a Request for Advance for and on behalf of EBS Building, L.L.C. in any amount within the terms of the Loan Agreement:

 Printed Name           Title/Position                     Signature

--------------------------------             -----------------------------

--------------------------------             -----------------------------

--------------------------------             -----------------------------

--------------------------------             -----------------------------


         You may rely upon this statement of authorization and continue to honor Requests for Advances by any one of the above until written notice of amendment or rescission of such authority is received by the Lender.

                                         EBS BUILDING, L.L.C.



                                         By_________________________________